UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2012 (December 18, 2012)

Republic Services, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-14267 (Commission File Number)	65-0716904 (IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona (Address of principal executive offices)		85054 (Zip Code)
(480) 627-2700
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3
Item 9.01. Financial Statements and Exhibits.	4

SIGNATURES	5

EX-10.1
EX-99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company has elected Glenn A. Culpepper as the Company's Executive Vice President - Chief Financial Officer, to be effective on January 9, 2013.
Mr. Culpepper, 56, has more than 30 years of broad-based financial experience. He joins Republic from Summit Materials, a leading business in the aggregates and building materials sector, where he has been CFO for the last two years. Prior to that, Mr. Culpepper spent 21 years at CRH PLC, a large publicly-traded multinational construction materials company based in Dublin, Ireland, including two years as its principal financial officer and member of its board of directors, and 13 years as the CFO of its North American operations, Oldcastle Materials.
Mr. Culpepper began his career in 1980 as an auditor. He joined Price Waterhouse in roles of increasing responsibility in audit and M&A. He is a certified public accountant and received his B.A. and M.B.A. from the University of Michigan.
On December 12, 2012, Mr. Culpepper and the Company entered into a Memorandum (the “Offer Letter”). The Offer Letter provides that Mr. Culpepper will become Executive Vice President - Chief Financial Officer of the Company on January 9, 2013, or as mutually agreed. Mr. Culpepper's base salary will be $500,000 annually. The Offer Letter also provides that Mr. Culpepper will be eligible for the following additional compensation (the first five items remaining subject to the terms and conditions of the applicable plans and at the discretion of and subject to approval by the Management Development and Compensation Committee of the Company's Board of Directors):

•	participation in the annual bonus plan under the Company's Executive Incentive Plan, with an award target for 2013 set at 80% of base salary;

•	participation in the Long-Term Incentive Plan under the Company's Executive Incentive Plan, with an award target for the 2013-2015 performance cycle set at $250,000;

•
eligibility to participate in the Company's Amended and Restated 2007 Stock Incentive Plan, with annual awards in 2013 of stock options with a grant-date value of $250,000 and restricted stock units with a grant-date value of $500,000. Each of these awards will vest in 25% increments on each annual anniversary of the grant date, contingent upon Mr. Culpepper's continued employment;

•	a Company contribution of $65,000 in 2013 into Mr. Culpepper's deferred compensation account;

•
a special one-time grant of stock options with a grant-date value of $250,000 and a special one-time grant of restricted stock units with a grant-date value of $300,000. Each of these awards will vest in 25% increments on each annual anniversary of the grant date, contingent upon Mr. Culpepper's continued employment;

•	special long-term incentive awards that will be equivalent to awards made under the 2011-2013 and 2012-2104 cycles of the Long-Term Incentive Plan, with targets of $76,389 and $159,722, respectively;

•	a special one-time cash bonus of $50,000;

•	relocation benefits under the Company's Senior Executive Level Separation Policy to assist Mr. Culpepper with his relocation to the Phoenix area;

•	reimbursement of any premiums that Mr. Culpepper is required to pay under COBRA if he chooses to maintain his current medical, dental, and vision benefits for up to 90 days.
Should Mr. Culpepper's employment with the Company terminate at any time while he is employed in the position of Executive Vice President - Chief Financial Officer, his eligibility for separation benefits will be governed by the Company's then-applicable Executive Separation Policy.
The above summary of the Offer Letter is not complete and is qualified in its entirety by reference to the terms of the Offer Letter, a copy of which is filed as Exhibit 10.1 and is incorporated in this Report by reference.
In addition, Tod C. Holmes, Executive Vice President - Chief Financial Officer, will retire effective January 9, 2013, in accordance with the terms of his Retirement Agreement. Mr. Holmes' Retirement Agreement was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed June 25, 2012.
A copy of the press release dated December 18, 2012 announcing Mr. Culpepper's appointment as Executive Vice President - Chief Financial Officer of the Company, and announcing the effective date of Mr. Holmes' retirement, is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.		Description

	10.1	Offer Letter, dated December 12, 2012, by and between Glenn Culpepper and Republic Services, Inc.
	99.1	Press Release, dated December 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2012

REPUBLIC SERVICES, INC.
By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

5